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                                                                    Exhibit 23.6

                            CONSENT OF FINPRO, INC.

We hereby consent to the inclusion in this Registration Statement on Form S-4 of Ambanc Holding Co., Inc. of our opinion set forth in Appendix IV to the Joint Proxy Statement/Prospectus, which is a part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Joint Proxy Statement/Prospectus under the capitons "SUMMARY - Opinions of Financial Advisors" and "THE MERGER - Opinion of AFSALA's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the securities and Exchange Commission thereunder.


/s/ FinPro, Inc.

FinPro, Inc.

July 22, 1998